UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

CES SYNERGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183659	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street
 P.O. Box 1299
Crystal Springs, FL 33524
(Address of principal executive offices) (zip code)

813-788-1688
 (Registrant's telephone number, including area code)

  Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 10, 2014, CES Synergies, Inc. (the “Company”) filed a certificate of amendment to the Company’s articles of incorporation with the Secretary of State of Nevada to increase the Company’s authorized shares of common stock from 75,000,000 to 250,000,000.

The certificate of amendment also included a provision for a two-for-one forward split of the Company’s outstanding common stock. On March 12, 2014, the majority shareholder of the Company, Clyde A. Biston (the Company’s chief executive officer) approved by written consent the filing of a certificate of correction to cancel the forward stock split. Mr. Biston owns 31,850,000 shares of the Company’s common stock, representing 68.5% of the Company’s outstanding shares of common stock. On March 13, 2014, the Company filed a certificate of correction with the Secretary of State of Nevada cancelling the forward stock split.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information provided in response to Item 5.03 of this report is incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to Articles of Incorporation

3.2	Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: March 13, 2014	By:	/s/ Clyde A. Biston
Name: Clyde A. Biston
Title: Chief Executive Officer